UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2014

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

(440) 808-9100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 21, 2014, TravelCenters of America LLC (the “Company”) and certain of the Company’s affiliates named in the Litigation (as defined below) (collectively, the “Company Defendants”) entered into a Memorandum of Understanding (the “MOU”) with the plaintiffs for a settlement in the civil lawsuit captioned Marchbanks Truck Service, Inc. d/b/a Bear Mountain Truck Stop, et al. v. Comdata Network, Inc. d/b/a Comdata Corporation, which is pending in the U.S. District Court for the Eastern District of Pennsylvania (No. 07-0178-JKG) (the “Litigation”).  The purported class action against Comdata Network, Inc., Comdata’s parent company (Ceridian Corporation), Pilot Travel Centers LLC, Love’s Travel Stops & Country Stores, Inc. and the Company Defendants alleges antitrust violations arising out of Comdata’s contractual relationships with truck stops in connection with its fuel cards.

The MOU sets out a binding obligation to enter into a settlement agreement subject to and conditioned upon: (1) the fully executed settlement agreement and associated exhibits memorializing the settlement terms contained in the MOU; (2) the certification of a settlement class; and (3) court approval of the settlement agreement.  The settlement provides for the Company and the co-defendants to pay an aggregate of $130 million to a settlement fund for class members, including $10 million from the Company Defendants, in exchange for the dismissal with prejudice of the Litigation and the unconditional release of all claims that class members brought or could have brought against the Company Defendants and the co-defendants with respect to the Litigation and related actions.

The settlement agreement described above is not yet consummated.  The terms outlined in the MOU are subject to the parties concluding a definitive settlement agreement, which must be presented to the court for approval pursuant to the requirements for settlement of a civil class action.

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

The Company expects that the $10 million settlement amount will be recorded as a charge to earnings in the fourth quarter of 2013.

A copy of the press release issued on January 21, 2014, announcing the Company’s entry into the MOU is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.  Exhibits.

The following exhibit relating to Item 7.01 is intended to be furnished to, but not filed with, the SEC pursuant to Regulation FD.

99.1	Press release dated January 21, 2014

Cautions Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  These forward-looking statements are based upon the Company’s current intent, beliefs and expectations but they are not guaranteed to occur and may not occur for various reasons, including some reasons that are beyond the Company’s control.  For example, this Current Report on Form 8-K states that the Company has entered into the MOU to settle the Litigation.  As noted above, the final settlement of the Litigation requires that the Company and the plaintiffs’ representatives enter into a definitive settlement agreement, which must be approved by the court pursuant to the procedures for settlement of a civil class action.  Also, the MOU provides that the Company may withdraw from the settlement if class members who opt out of the settlement pursuant to procedures to be established by the court represent more than 11.5% of the total number of fuel card transactions by class members.  For these reasons, among others, the proposed settlement may not be completed.  Results that differ from those stated or implied by the Company’s forward-looking statements in this Current Report on Form 8-K may be also caused by other reasons as described in the Company’s periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, June 30 and September 30, 2013, in sections of those reports titled “Warning Regarding Forward Looking Statements” and “Risk Factors” and elsewhere in those reports.  Investors are cautioned not to place undue reliance upon forward-looking statements in this Current Report on Form 8-K.  Except as may be required by applicable law, the Company does not undertake any obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer
and Treasurer

Dated: January 21, 2014

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated January 21, 2014